UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2017

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-36479	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2017, Dr. Frederic H. Moll resigned from the Biolase, Inc. (the "Company") Board of Directors (the "Board"), effective November 11, 2017, due to other time commitments.

On October 27, 2017, the Board elected Richard B. Lanman, M.D. to the Board. In connection with his election to the Board, Dr. Lanman was appointed to serve as a member of the Audit and Nominating and Corporate Governance Committees of the Board.

Dr. Lanman is the Chief Medical Officer of Guardant Health, Inc., a company specializing in non-invasive cancer diagnostics, based in Redwood City, Calfornia. From 2008 until 2014, Dr. Lanman was Chief Medical Officer of Veracyte, Inc., a genomic diagnostics company. He previously served as Chief Medical Officer for two diagnostics companies, and as Senior Vice President and Medical Director of San Jose Medical Group.

There are no understandings or arrangements between Dr. Lanman or any other person and the Company or any of its subsidiaries pursuant to which Dr. Lanman was selected to serve as a director of the Company. There are no family relationships between Dr. Lanman and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and there are no transactions between Dr. Lanman or any of his immediate family members and the Company or any of its subsidiaries.

Pursuant to the terms of the Company’s 2002 Stock Incentive Plan, upon his election to the Board, Dr. Lanman received an automatic option grant to purchase 135,333 shares of the Company’s common stock at the closing price $0.76 on November 1, 2017. Each option is immediately exercisable for all of the option shares. However, any shares purchased under such option are subject to repurchase by the Company, at the lower of the exercise price paid per share or the fair market value per share (determined at the time of repurchase), should they cease Board service prior to vesting of those shares. The shares vest, and the Company's right of repurchase lapses, in four successive quarterly installments upon Dr. Lanman's completion of each quarter of service as a non-employee director measured from the grant date. The shares subject to the option grant will immediately vest in full if certain changes in control or ownership occur or if Dr. Lanman dies or becomes disabled while serving as a director.

Item 7.01 Regulation FD Disclosure.

On October 31, 2017, the Company issued a press release announcing the election of Dr. Lanman to the Board, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference.

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Biolase, Inc., dated November 1, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

November 1, 2017	By:	/s/ Harold C. Flynn, Jr.

Name: Harold C. Flynn, Jr.
Title: President and CEO

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